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                                                                    EXHIBIT 99.1


                                            As Adopted by the Board of Directors
                                                              On January 4, 1996
                                                 And As Amended on March 3, 1997

                              ZYDECO ENERGY, INC.

                           1996 INCENTIVE EQUITY PLAN

                          AS AMENDED ON March 3, 1997


     Zydeco Energy, Inc., a Delaware corporation (the "Company"), hereby adopts the 1996 Incentive Equity Plan of Zydeco Energy, Inc. (the "Plan") effective as of January 4, 1996, subject to stockholder approval, and amended by the Board of Directors on March 3, 1997.

     1. Purpose. The purpose of the Plan is to promote the interests of the Company by encouraging employees of the Company and its Subsidiaries to acquire or increase their equity interests in the Company and to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

     2.   Definitions.  As used in this Plan:

          (a) "Appreciation Right" means a right granted pursuant to Paragraph
     5.

          (b) "Award" means an Appreciation Right, an Option Right, Phantom Shares, a Performance Unit, Bonus Stock, or Restricted Stock.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Bonus Stock" means unrestricted shares of Common Stock granted pursuant to Paragraph 9.

          (e) "Change in Control" shall occur if:

               (i) the individuals who, as of January 1, 1996, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1996 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or
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               (ii) any individual, entity or group (within the meaning of
          Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), but not including Sam B. Myers, Jr., the Bon Temps Trust, The SBM III Trust or The MFM Trust or any trustee or beneficiary of the foregoing, or any individual, entity or group which is controlled (whether directly or indirectly and whether through ownership of voting securities, contract or otherwise) by, or under common control with, any one or more of Sam B. Myers, Jr., the Bon Temps Trust, The SBM III Trust or The MFM Trust or any trustee or beneficiary of the foregoing, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power"); or

               (iii) voting securities of the Company representing more than 25% of the Voting Power shall be purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

               (iv) the Company's stockholders shall approve a merger or consolidation, sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation immediately after such merger or consolidation that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 50% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires more than 50% of the Voting Power other than an individual, entity or group that held more than 50% of the Voting Power immediately prior to such transaction or (C) a merger or consolidation in which the Company is the surviving corporation and such transaction was determined by action of the Board not to be a Change in Control, which transaction and determination was approved by a majority of the Board in actions taken prior to, and with respect to, such transaction.

          (f) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (g) "Committee" means the Stock Plan Committee of the Board.

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          (h) "Common Stock" means the Common Stock, $0.001 par value, of the
     Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 13.

          (i) "Date of Grant" means the date specified by the Committee on which such Award will become effective, which date will not be earlier than the date on which the Committee takes action with respect thereto.

          (j) "Dividend Equivalent" means, with respect to a Phantom Share, an amount equal to the amount of any dividends that are declared and become payable after the Date of Grant for such Award and on or before the date such Award is paid or forfeited, as the case may be.

          (k) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

          (l) "Management Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time (Performance Cycle) determined by the Committee. The Management Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: net income, cash flow, reserve additions, total capitalization, total stockholder return, assets, exploration successes, production volumes, finding and development costs, costs reductions, environmental matters, return on sales, profit margin, earnings per share, or personal objectives tied to operational studies, implementing policies and plans, negotiating transactions and sales, developing long-term business goals and managerial responsibilities and assessments as may be specified by the Committee. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend an Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or (3) any partial or complete corporate liquidation. With respect to an Award that is subject to Management Objectives,

                                      -3-
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     the Committee must first certify that the Management Objectives have been achieved before the Award may be paid.

          (m) "Market Value per Share" means, at any date:

               (i) If the shares of Common Stock are listed on a national securities exchange or the NASDAQ National Market System and such shares traded on such date, the last reported sales price per share on such exchange or NASDAQ National Market System on that date as reported in any newspaper of general circulation;

               (ii) If the shares of Common Stock are listed on a national securities exchange or the NASDAQ National Market System and such shares did not trade on such date, the last reported sales price per share on such exchange or NASDAQ National Market System on the next day prior thereto on which the shares traded as reported in any newspaper of general circulation;

               (iii) If the shares of Common Stock are quoted on NASDAQ (other than the NASDAQ National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations of the shares on such system on the relevant date as reported in any newspaper of general circulation; or

               (iv) If none of the above applies, a value determined by any fair and reasonable means prescribed by the Committee.

          (n) "Option Price" means the purchase price per share payable on exercise of an Option Right.

          (o) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

          (p) "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

          (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 8.

          (r) "Phantom Shares" means notional shares of Common Stock awarded pursuant to Paragraph 7.

          (s) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.

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          (t) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange
     Commission (or any successor rule to the same effect) as in effect from time to time.

          (u) "Spread" means the amount determined by multiplying (i) the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price provided for in the related Option Right or, if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right by (ii) the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (v) "Subsidiary" means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares Available Under Plan. Subject to adjustments as provided in Paragraph 13, (i) 950,000 is the maximum number of shares of Common Stock which may be issued and/or covered by all outstanding Awards under this Plan, of which number no more than 50,000 shares will be issued as Restricted Stock and/or Bonus Stock, and (ii) 200,000 is the maximum number of shares of Common Stock for which Option Rights and/or Appreciation Rights may be granted under this Plan to any one Participant during any calendar year. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights or the payment of any Phantom Shares, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or equal to the Phantom Shares, as applicable, regardless of whether such Appreciation Rights or Phantom Shares were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights, Appreciation Rights, or Phantom Shares awarded or sold as Restricted Stock that are terminated unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan, unless, with respect to Restricted Stock, the Participant has received benefits of ownership with respect to such shares, such as dividends, but not including voting rights.

     4. Option Rights. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already-owned by the Participant having an aggregate Market Value per Share at the

                                      -5-
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     date of exercise equal to the aggregate Option Price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

          (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and/or any Subsidiary and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Option Rights granted under this Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (h) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from the Date of Grant.

          (i) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

     5. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company, upon exercise, an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

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          (a) Each grant will state whether it is made in tandem with Option
     Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and/or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

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     6.   Restricted Stock.  The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal by the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

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          (g) Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired or the shares have been forfeited.

          (h) The maximum number of shares of Restricted Stock that may be granted or sold to any one Participant in any calendar year is 50,000 shares.

     7. Phantom Shares. The Committee may also from time to time authorize grants to any Participant of Phantom Shares upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Phantom Shares to which it pertains and the payment or crediting of any Dividend Equivalents with respect to such Phantom Shares.

          (b) Each grant will specify the Management Objectives, if any, that are to be achieved in order for the Phantom Shares to be earned. Each grant that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the Phantom Shares will be forfeited and may set forth a formula or other method for determining the number of Phantom Shares to be earned if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Phantom Shares which have been earned, which payment may be made in (i) cash, (ii) shares of Common Stock or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Each grant of Phantom Shares will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

          (e) The maximum number of Phantom Shares that may be granted to any one Participant in any calendar year is 50,000 shares.

     8. Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Units upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

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          (b) Each grant will specify the Management Objectives that are to be achieved in order for the Performance Units to be earned. Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise.

          (e) The maximum amount of compensation that may be made subject to any Performance Unit grant made to any one Participant in any calendar year is $100,000.

     9. Bonus Stock. The Committee may also from time to time authorize grants to any Participant of Bonus Stock, which shall constitute a transfer of shares of Common Stock, without other payment therefor, as additional compensation for the Participant's services to the Company or its Subsidiaries.

     10. Special Post-Termination Forfeiture of Awards. The Committee, in its discretion, may provide with respect to the grant of any Award that such Award shall not be exercisable or payable, as the case may be, following a Participant's termination of employment if such Participant engages in competition with the Company or in other activity that the Committee deems adverse to the interests of the Company. In addition, the Committee may also provide that an Award exercised or paid within the two-year period immediately preceding any such prohibited activity by the Participant shall be forfeited by the Participant.

     11. Pre-1996 Options. Nothing in this amendment and restatement of the Plan shall operate or be construed as changing or modifying the terms of any option granted prior to January 4, 1996 and outstanding on such date and such options shall continue, unchanged, in accordance with the terms of their grants, including, to the extent applicable, the terms of the 1995 Employee Stock Option Plan of Zydeco Exploration, Inc. without amendment or modification made hereby.

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     12.  Transferability.  No Award that has not become payable or earned will be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     13. Adjustments. The Board may, but shall not be obligated to, make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights and Phantom Shares granted hereunder, in the Option Price or Grant Price applicable to any such Option Rights and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Board, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing. Notwithstanding the foregoing, upon a Change in Control all Awards that have been granted hereunder more than six months prior to the date of such event be canceled by action of the Board at its sole and absolute discretion, effective on the date of such event, and, in full consideration of such cancellation, the Participant shall be paid an amount in cash equal to the excess of (i) the value, as determined by the Board in its sole and absolute discretion, of the Award less (ii) the exercise price, if any, of the Award.

     14. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or the settlement of fractions in cash.

     15. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of balance of such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment, payment through a broker sale in conjunction with a "cashless" exercise, and/or with respect to any Participant who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, withholding from such Award, if an irrevocable election has been made by the Participant at least six months in advance, a number of shares of Common Stock having an aggregate Market Value per Share equal to the amount of taxes required to be withheld.

     16. Parachute Tax Gross-Up. To the extent that the acceleration of vesting or any payment, distribution or issuance made to a Participant under the Plan (a "Benefit") is subject to a golden parachute excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company

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shall pay such Participant an amount of cash (the "Gross-up Amount") such that the "net" Benefit received by the Participant under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state income taxes on the Gross-up Amount, shall be equal to the Benefit that such Participant would have received if such Parachute Tax had not been applicable.

     17. Administration of the Plan. (a) This Plan will be administered by the Committee, which at all times will consist entirely of not less than two directors appointed by the Board, each of whom will be a "Non-Employee Director" within the meaning Rule 16b-3(b)(3)(i) and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee. Notwithstanding any provision of this Plan to the contrary, the Board of Directors may itself take all actions of the Committee under this Plan, including without limitation the grant of any Award under the Plan, in lieu of any action by the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

     18. Amendments, Etc. (a) This Plan may be amended from time to time by the Board.

     (b) The Committee may, in its sole discretion, take any action it deems to be equitable under the circumstances or in the best interests of the Company with respect to any Award, unless such Award is intended to qualify as "performance based" compensation under Section 162(m) of the Code and such action would cause the Award to fail to so qualify.

     (c) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     19. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to shares covered by an Option Right until the date of issuance of a stock certificate or certificates for such shares of Common Stock.

     20. Investment Representation. Unless the Company has filed a Registration Statement with the Securities and Exchange Commission for the shares issuable in connection with an Award, each agreement evidencing an Award shall contain an agreement that, upon demand by the Board for such a representation, the optionee (or any person acting under paragraph 9(i)) shall deliver to the Company at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof or such other representation as the Board deems advisable. Upon such demand, delivery of such representation, prior to the delivery of any shares issued upon exercise of an Option Right and prior to the expiration of the option period, shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

     21. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Option Rights thereunder, and the obligation of the Company to sell and deliver shares under such Option Rights, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

     22. Term. This Plan as initially adopted shall be effective as of January 4, 1996, subject to approval by the Company's stockholders; provided, however, no Award shall be exercisable or payable prior to the date of such stockholders' approval. The Plan was amended on March 3, 1997, which amendments to Section
3 hereof shall be subject to stockholder approval; provided, however, that no Awards granted that would cause the original number of shares of Common Stock subject to the Plan under Section 3 hereof to be exceeded shall be exercisable or payable prior to the date of such stockholder approval. In the event that this Plan is not approved by the stockholders of the Company within twelve months after the date of its adoption by the Board, this Plan and all Awards made under this Plan shall be automatically null and void. Unless sooner terminated, this Plan shall terminate on December 31, 2005, and no further Awards shall be made, but all outstanding Awards on such date shall remain effective in accordance with their terms and the terms of this Plan.

          ADOPTED by the Board of Directors of Zydeco Energy, Inc., a Delaware corporation, subject to stockholder approval, this 4th day of January, 1996.


                                    /s/ Sam B. Myers, Jr.
                                    -------------------------------
                                    Sam B. Myers, Jr.
                                    Chairman of the Board


          AS AMENDED by the Board of Directors of Zydeco Energy, Inc., a Delaware corporation, and, with respect to the amendments to Section 3 hereof, subject to stockholder approval, this 3rd day of March, 1997.


                                    /s/ Sam B. Myers, Jr.
                                    -------------------------------
                                    Sam B. Myers, Jr.
                                    Chairman of the Board